Exhibit 10.13

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into effective as of December ____, 2020, among IMPACT BIOLIFE SCIENCE, INC., a Nevada corporation, (the “Company”) and all of the Company’s stockholders, as listed on the signature page hereto (individually, a “Stockholder” and collectively, the “Stockholders”).

PRELIMINARY STATEMENTS

A. Each Stockholder owns shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock” or “Stock”) in such amounts as of the date hereof as are set forth on Exhibit A hereto.

B. The Stockholders and the Company desire to enter into this Agreement for the purpose of regulating certain aspects of the relationship between the Stockholders as stockholders of the Company and to, among other things, (i) place certain restrictions on the sale, transfer or other disposition of the shares of Stock owned by the Stockholders; and (ii) provide for certain rights and obligations with respect thereto as hereinafter provided.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” of a Person means any other Person Controlling, Controlled by or under common Control with such Person. An “Affiliate” of the Company includes each of the Company’s direct or indirect subsidiaries, whether or not in existence on the date hereof. An “Affiliate” of a Stockholder that is a corporation includes its parent and each of the Stockholder’s or its parent’s direct or indirect subsidiaries, whether or not in existence on the date hereof. For the purposes hereof, the Company and its subsidiaries shall not be deemed an Affiliate of any Stockholder.

“Agreement” has the meaning set forth in the preface.

“Board” means the board of directors of the Company.

“Common Stock” has the meaning set forth in the Preliminary Statements.

“Company” has the meaning set forth in the preface.

“Company Representatives” has the meaning set forth in Section 4.1(a) hereof.

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“Confidential Information” has the meaning set forth in Section 4.1(a) hereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Director” means any member of the Board.

“Intellectual Property” means all inventions, patents, pending patent applications, works, copyrights, trademarks (including service marks), design rights, trade secrets, technology, compositions, formulas, processes, methods, specifications, schematics, mechanical designs, programs, know-how, software, data, results, information, improvements, modifications, derivatives, financial and business processes, functionality, and confidential information presented to the Company by GRDG Sciences, LLC, along with all rights in and to any of the foregoing, whether registered, registerable, or unregistered, and including any application for registration of any of the foregoing and all rights or forms of protection of a similar nature having equivalent or similar effect to any of these, which may exist anywhere in the world.

“Person” means any individual, partnership, corporation, limited company, limited liability company, joint venture, trust, association or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Stock” has the meaning set forth in the Preliminary Statements.

“Stockholder” has the meaning set forth in the preface.

ARTICLE II

MANAGEMENT

2.1 Board Composition.

(a) There shall never be less than one nor more than five (5) Directors on the Board and such number shall be determined from time to time by the Board. A Director need not be a stockholder of the Company or a resident of the State of Nevada. Subject to Section 2.1(b), the Directors will be elected by the Stockholders of the Company.

(b) Each Stockholder shall vote all of such Stockholder’s Stock and any other voting securities of the Company over which such Stockholder has voting control and shall take all other reasonably necessary or desirable actions within such Stockholder’s control (whether in such holder’s capacity as a stockholder, manager, member of a Board committee, officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special Board and Stockholder meetings), to elect such Directors as follows:

(i) GRDG Sciences, LLC shall be entitled to nominate one Director, so long as it shall remain a Stockholder of the Company and each Director so elected will hold office until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

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(ii) Impact BioMedical, Inc. shall be entitled to nominate the remaining Directors, so long as it shall remain a Stockholder of the Company and each Director so elected will hold office until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. In addition, Impact BioMedical, Inc. shall, so long as it shall remain a Stockholder of the Company, be entitled to appoint the Company’s Chief Executive Officer, who may, at the discretion of Impact BioMedical, Inc., also be nominated to serve as a Director, in addition to the three other Directors Impact BioMedical, Inc. shall be entitled to appoint.

(iii) The parties hereto hereby agree that the initial Directors of the Company shall be Heng Fai Ambrose Chan, Frank D. Heuszel and Daryl Thompson.

(iv) Impact BioMedical, Inc. shall appoint the Chairman of the Company’s Board of Directors. The initial Chairman of the Company’s Board of Directors shall be Heng Fai Ambrose Chan.

(v) In the event of any tie in any vote of the Company’s Board of Directors, the Chairman of the Board shall be entitled to cast the tie-breaking vote.

ARTICLE III

ADDITIONAL AGREEMENTS

3.1 Distributions of Licensing Income of the Company. Any licensing income of the Company that may be distributed to the Stockholders shall be distributed on a pro rata basis, with each Stockholder to receive a percentage of such profits equal to their ownership percentage in the Company. Any income received by the Company for the licensing or sale of any patent or project or for the sale of any subsidiary or division of the Company shall be distributed to Stockholders as soon as reasonably and prudently possible, with only such necessary funds retained by the Company (i) as required to be withheld by applicable law or regulation, or at the advice of the Company’s counsel or auditors; (ii) as may be required to pay any taxes or government imposed fees owed by the Company or any subsidiary thereof; and (iii) in connection with amounts expended to promote or complete the sale or licensing of any project or patent of the Company, or sale of any subsidiary or division of the Company, including any percentage of income, revenue or other consideration to be paid to broker(s), or any similar commission to be paid to any attorney, broker, investment banker, financial adviser, consultant or similar individual or entity for their services. The parties hereto acknowledge and agree that the amounts described in items (i) through (iii) above must be paid, disbursed or retained by the Company as described above prior to any pro rata distribution of profits.

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ARTICLE IV

CONFIDENTIALITY

4.1 Confidentiality.

(a) Non-Disclosure. In connection with each Stockholder’s rights hereunder, the Company and its advisors and agents may make available to such Stockholder certain information that is non-public, confidential or proprietary in nature (the “Confidential Information”). Each Stockholder agrees to keep the Confidential Information confidential and will not disclose the Confidential Information to any third party without the Company’s prior written consent. Each Stockholder further agrees to reimburse, indemnify and hold harmless the Company and its employees, affiliates, officers, directors, managers, partners, agents, advisors and representatives (collectively, “Company Representatives”) from any damage, loss or expense incurred as a result of the use of the Confidential Information by such Stockholder or other recipients contrary to the terms of this Agreement.

(b) Confidential Information. Confidential Information includes: (i) information transferred or transmitted in writing, orally, visually, electronically or by any other means, whether prior to, on or after the date hereof; (ii) information provided to the Stockholder by third parties under circumstances where such Stockholder has an obligation not to disclose that information; and (iii) any memoranda, reports, analyses or extracts such Stockholder produces that are based on, reflect or contain any of the Confidential Information.

4.2 Remedies. Each Stockholder acknowledges and agrees that the Company would be damaged irreparably if any provision of this Article IV were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Company will be entitled to equitable relief, including, without limitation, an injunction or injunctions to prevent breaches of the provisions of this Article IV and to enforce specifically this Article IV and its provisions in addition to any other remedy to which the Company may be entitled, at law or in equity.

4.3 Permitted Disclosures.

(a) Agents and Advisors. Each Stockholder shall be allowed to disclose Confidential Information to its agents and advisors as is proper, with the understanding that they shall keep the information confidential as set forth herein.

(b) Regulatory and Compliance. The provisions of this Article IV shall in no way limit the ability of any Stockholder, or the corporate parent or affiliate thereof, to make any disclosure regarding any project, research or agreement of the Company, of a kind required to comply with either (i) the securities laws and regulations of the United States, the Republic of Singapore or any other jurisdiction in which such entity shall have any securities or reporting obligations; or (ii) the disclosure rules of any securities exchange, market, quotation system, alternative trading system or similar institution on which the securities of such entity are traded, quoted, marketed or otherwise listed or available for sale.

(c) Disclosure Required By Legal Proceedings. If a Stockholder is requested to disclose any Confidential Information in connection with any legal or administrative proceeding or investigation, such Stockholder will notify the Company of the terms and circumstances surrounding such a request so that the Company may seek a protective order or other appropriate remedy and/or take steps to resist or narrow the scope of the disclosure sought by such request.

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ARTICLE V

GENERAL PROVISIONS

5.1 Waiver. None of the terms of this Agreement shall be deemed to have been waived by any party hereto, unless such waiver is in writing and signed by that party. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or any further breach of the provision so waived.

5.2 Notices. All notices that are required or permitted to be given under this Agreement shall be in writing and shall be delivered by e-mail or overnight courier and addressed, if to a Stockholder, to such Stockholder or his or her personal representative at his or her last address known as disclosed on the records of the Company. Any notice under this Agreement shall be deemed to have been given one (1) business day following e-mail transmission or delivery to the courier (as the case may be).

5.3 Termination. This Agreement will terminate (a) upon the dissolution and winding up of the Company; (b) on the date as of which the parties hereto terminate this Agreement by unanimous written consent; (c) the fifth anniversary of the date of this Agreement, unless the parties hereto shall mutually agree to extend it; or (d) upon six (6) months’ written notice by either party.

5.4 Entire Agreement. This Agreement contains the entire agreement, and supersedes all prior agreements and understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

5.5 Amendments and Modifications. Any amendment, modification or change to this Agreement must be approved by written consent of the Stockholders who are a party hereto, or any successor to the Stockholders and the Company.

5.6 Binding Effect; Benefits. Except as otherwise provided in this Agreement, no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.

5.7 No Third-Party Beneficiaries. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person will have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

5.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

5.9 No Strict Construction. The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any Person.

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5.10 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, each of which shall be effective only upon delivery and thereafter shall be deemed to be an original, and all of which shall be taken to be one and the same instrument with the same effect as if each of the parties hereto had signed the same signature page.

5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada. Any legal suit, action or proceeding arising out of or related to this Agreement or the matters contemplated hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of Nevada in each case located in the city of Reno and County of Washoe, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and waives any objection based on improper venue or forum non conveniens.

ARTICLE VI

SPECIFIC VENTURE PROVISIONS

6.1 Contributions.

(a) GRDG SCIENCES, LLC. GRDG Sciences, LLC shall contribute to the Company (i) the Intellectual Property on the terms set forth herein, and (ii) the advice and services of Daryl Thompson as a scientist during the term of this Agreement in connection with all projects as the Company may from time to time pursue. GRDG agrees that during the term of this Agreement, Daryl Thompson shall (a) devote substantially all of his professional time and efforts to the business of the Company, including but not limited to the development of new Intellectual Property for the Company and (b) not transfer to or develop in or through any person or entity other than GRDG Sciences, LLC, or the Company any technology other than as contemplated by this Agreement. It is the intent of the parties hereto that the Company shall have the option to fund, own and develop any Intellectual Property developed by GRDG Sciences, LLC on or subsequent to August 1, 2020 through the term of the Agreement, as described in further detail in Section 6.2(a), below.

(b) IMPACT BIOMEDICAL, INC. Impact BioMedical, Inc. shall contribute to the Company such reasonable amounts as the Board shall in future annual periods authorize as the Company’s business plan and budget. Such budget shall include (i) a payment of $35,000.00 per month to GRDG Sciences, LLC (the “Monthly Payment”); and (ii) such other amounts as shall be necessary to fund the research, development and other scientific operations that the Board shall agree to pursue.

(c) Affiliated Entities. The Stockholders agree that the payment set forth in Section 6.1(b) hereof shall be instead of, and not in addition to, any amount that any Stockholder, or subsidiary or affiliate thereof, including but not limited to Global BioMedical, Inc., would be required to contribute to the monthly or annual budget of GRDG Sciences, LLC, pursuant to the Stockholders’ Agreement of Global BioLife Inc., dated as of April 26, 2017, as amended, and that Global BioMedical, Inc. shall accordingly not be obligated to make any further monthly or annual payment to GRDG Sciences, LLC as of the date hereof.

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6.2 Intellectual Property Rights.

(a) Intellectual Property Development. GRDG Sciences, LLC shall not be obligated to contribute the items identified on Exhibit B hereto (including any patents, trademarks, copyrights, already applied for), and the Company shall not be entitled to any royalties or other payments from those items. Upon the execution of this Agreement, any Intellectual Property (i) which has been developed by GRDG Sciences, LLC and presented to, approved of, and funded by the Board, on or subsequent to August 1, 2020; or (ii) which are to be developed by GRDG Sciences, LLC during the term of this Agreement and presented to, approved of, and funded by the Board, shall become the property of the Company. The management of GRDG Sciences, LLC shall execute such agreements, instruments, affidavits and certifications as shall be necessary and proper to assign, transfer, convey and deliver to the Company all of its right, title, interest and ownership in such Intellectual Property, and such agreements, instruments, affidavits and certifications as shall be necessary for the Company to maintain its right, title, interest and ownership during the life thereof. Should the Board affirmatively decide not to pursue the development and/or commercialization of any new project, discovery or invention presented by GRDG Sciences, LLC, then the Board shall provide GRDG Sciences, LLC with a written notification thereof within thirty (30) calendar days of such decision, and GRDG Sciences, LLC shall be free to develop, market, commercialize and sell the Intellectual Property for its own benefit, free from any payment or other claim from the Company. GRDG Sciences, LLC shall keep the Board apprised of its research and development on a weekly basis. The Company shall retain any and all Intellectual Property that it shall acquire from GRDG Sciences, LLC, including in the event of the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

IMPACT BIOMEDICAL, INC., A NEVADA CORPORATION

By:
Name:	Chan Heng Fai
Title:	Director

GRDG SCIENCES, LLC, A FLORIDA LIMITED LIABILITY COMPANY

By:
Name:	Daryl Thompson
Title:	Director of Scientific Initiatives

COMPANY:

IMPACT BIOLIFE SCIENCE, INC., A NEVADA CORPORATION

By:
Name:	Chan Heng Fai
Title:	Director

Signature Page

EXHIBIT A

Stockholder Ownership

Stockholder Name	Number of Shares Owned

Impact BioMedical, Inc.	800

GRDG Sciences, LLC	200

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